Exhibit 10d1

2002 NON-EMPLOYEE DIRECTOR

STOCK OPTION AGREEMENT

[Date]

Date of Grant: [Grant Date]

No. of Shares: [Number]

Option Price per Share: [Exercise Price – fair market price of stock at Grant Date]

PERSONAL AND CONFIDENTIAL

(Name and Address)

Dear (Salutation):

We are pleased to inform you that as an eligible non-employee director of Fortune Brands, Inc. (“Fortune”) you are granted an option under the Fortune Brands, Inc. 2002 Non-Employee Director Stock Option Plan (the “Plan”). As a participant in the Plan, you will be able to purchase shares of Fortune Common Stock provided that you accept your award as set forth in paragraph 1 below. Subject to the terms and conditions below, the minimum amount which may be purchased is 50 shares at any one time, unless you have fewer remaining shares covered by your option.

The date of grant, the maximum number of shares the option granted entitles you to purchase and the option price per share are listed at the top of this agreement. The option is intended not to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code. The terms and conditions of this option are set forth below.

1. Acceptance of Option. The option cannot be exercised unless you sign your name in the space provided on the copy of this letter enclosed herewith and cause it to be delivered to and in the hands of the Secretary of Fortune, 300 Tower Parkway, Lincolnshire, Illinois, before 4:30 p.m. Illinois time on [deadline date]. If the Secretary does not have your properly executed copy of this letter in hand before 4:30 p.m. Illinois time on the forty-fifth day after the date of grant, then, anything in this letter to the contrary notwithstanding, the option will terminate and be of no effect. Your signing and delivering a copy of this letter will not commit you to purchase any of the shares that are subject to the option but will evidence your acceptance of the option upon the terms and conditions herein stated.

2. Exercise.

(a) Subject to the provisions of this paragraph 2 and of paragraphs 4, 5 and 8 hereof, the option shall be exercisable, in whole at any time or in part from time to time in integral multiples of 50 shares each (except that, if you have fewer than 50 shares remaining covered by the option, the option may be exercised for the full number of remaining shares), during the period beginning one year after the date of grant and ending ten years after the date of grant.

(b) The option shall not become exercisable unless you shall have remained as an Eligible Director (as defined in the Plan) of Fortune for the period of eleven months beginning with the date of grant, except in the event of your death after grant and except as provided in paragraph 8 hereof.

3. Transferability of Option. No option or portion thereof shall be transferable by you otherwise than by will or by the laws of descent and distribution, except that all or a portion of your option may be transferred by gift to any member of your immediate family or to a trust solely for the benefit of such immediate family members. During your lifetime, your option shall be exercisable only by you unless it, or a portion thereof, has been transferred to a member of your immediate family or to a trust solely for the benefit of such immediate family members, in which case it, or the portion thereof, shall be exercisable only by such transferee. For the purpose of this provision, your “immediate family” shall mean your spouse, children and grandchildren.

In addition, any transfer of your option is subject to the following conditions:

•	you must immediately notify the Secretary of Fortune of such transfer and provide such information about the transferee as the Secretary of Fortune may request (including, but not limited to, name of the transferee, address of the transferee, and taxpayer identification number);

•	the transferee may not make any subsequent transfer;

•	any shares issued to a transferee upon exercise may bear such legends as deemed appropriate by the Secretary of Fortune;

•	the transferee may not utilize the “cashless exercise” feature provided for in the notice of exercise form approved by the Committee;

•	the Company has no obligation to deliver any shares following an exercise until all applicable withholding taxes are satisfied, if any;

•	except as noted herein, the option continues to be subject to the same terms and conditions that applied while such options were held by you; and

•	you agree to deliver a copy of the Non-Employee Director Stock Option Agreement, including any amendments thereto, to the transferee.

4. Death, Disability or Retirement. If your status as an Eligible Director terminates by reason of your death, disability or retirement from service as a member of the Board of Directors after five or more years of service as an Eligible Director, the option shall continue to be exercisable until its expiration date, provided that the option may be exercised within one year from the date of your death even if such one year period extends beyond such expiration date.

5. Cessation of Director Status. If your status as an Eligible Director terminates otherwise than in the circumstances referred to in paragraph 4 hereof, the option shall terminate and cease to be exercisable 30 days after such cessation of service, except as otherwise provided in paragraph 8.

6. Stock Exchange Listing. Fortune shall not be obligated to deliver any shares until they have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which are listed outstanding shares of the same class as that of the shares at the time subject to the option and until there has been compliance with such laws or regulations as Fortune may deem applicable. Fortune agrees to use its best efforts to effect such listing and compliance. No fractional shares will be delivered.

7. Adjustments.

(a) In the event of any merger, consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the number and kind of shares that are subject to the option and the option price per share immediately prior to such event may be proportionately and appropriately adjusted, without increase or decrease in the aggregate option price to be paid therefor upon exercise of the option.

(b) The determination of the committee of the Board of Directors of Fortune administering the Plan (which is herein called the Committee and which, on the date hereof, is the Nominating and Corporate Governance Committee) as to the terms of any such adjustment shall be binding and conclusive upon you and any other person or persons who are at any time entitled to exercise the option.

8. Change in Control of Fortune.

(a) In the event of a Change in Control (as defined in paragraph 8(c) below), your option, if it is not then exercisable and provided that it has not expired as set forth herein, shall become immediately exercisable and shall remain exercisable as provided in paragraph 2, notwithstanding anything to the contrary in paragraph 2(b) above. In addition, unless the Committee otherwise determines at the time of grant or at any time thereafter but prior to such Change in Control, each Limited Right (as defined below) outstanding at the time of such Change in Control shall be deemed to be automatically exercised as of the date of such Change in Control, or as of such other date during the 60-day period beginning on the date of such Change in Control as the Committee may determine prior to such Change in Control. In the event that your Limited Right is not automatically exercised, you may during the 60-day period beginning on the date of the Change in Control (such 60-day period being hereinafter referred to as the “Limited Right Exercise Period”), in lieu of exercising the option in whole or in part, exercise the Limited Right (or part thereof) pertaining to the option. A “Limited Right” is the right to receive cash, in lieu of the exercise of your option (or part thereof), in an amount determined by multiplying the number of shares subject to your option (or part thereof) by the amount by which the exercise price of each such share is exceeded by the greater of (i) the highest fair market value of such shares during the Limited Right Exercise Period prior to the time of exercise and (ii) the highest purchase price per share paid for the shares of Fortune beneficially acquired in the transaction or series of transactions resulting in the Change in Control by the person or persons deemed to have acquired control pursuant to the Change in Control. In the event the last day of the Limited Right Exercise Period shall fall on a day that is not a business day, then the last day thereof shall be deemed to be the next following business day. In the event of a Committee determination that your Limited Right shall not be automatically exercised upon a Change in Control, you will be so informed. You will also be informed of any such Change in Control.

(b) Notwithstanding paragraphs 2(b), 4 and 5 hereof, the provisions of this paragraph 8(b) will be applicable in the event of a termination of your status as a member of the Board of Directors of Fortune on or after a Change in Control and prior to the expiration of the Limited Right Exercise Period applicable thereto. Your option shall not terminate or cease to be exercisable as a result of your termination as a member of the Board of Directors on or after a Change in Control and prior to the expiration of the Limited Right Exercise Period applicable thereto, but shall be exercisable throughout such Limited Right Exercise Period; provided, however, that in no event shall your option be exercisable after ten years from its date of grant (except in the event of death as provided in paragraph 4 above).

(c) A “Change in Control” has the meaning set forth in Section 7 (b) (iii) of the Plan.

9. Stockholder Rights. Neither you nor any other person shall have any rights of a stockholder as to shares under the option until, after proper exercise of the option, such shares shall have been recorded on Fortune’s official stockholder records as having been issued or transferred.

10. Notice of Exercise. Subject to the terms and conditions of this Agreement, the option may be exercised, in whole at any time or in part from time to time in integral multiples of 50 shares each, during the period permitted by the terms of this Agreement during which the option may be exercised, by a written notice of exercise on a form then approved by the Committee for such purpose that (i) is signed by the person or persons exercising the option, (ii) is delivered to and in the hands of the Secretary of Fortune, 300 Tower Parkway, Lincolnshire, Illinois (or at such other place as the Secretary may specify by written notice to you), (iii) signifies election to exercise the option as indicated in the notice of exercise, (iv) states the number of shares as to which the option is being exercised and (v) unless otherwise provided in the notice of exercise, is accompanied by payment in full of the option price of such shares. Any such notice of exercise may also be delivered to the Secretary by facsimile transmission provided that delivery of the facsimile transmission is confirmed by you with the Secretary by telephone on the same day prior to the time, if any, specified for receipt in the notice of exercise. In the case of any such delivery by facsimile transmission, the original notice of exercise shall be promptly forwarded by you by hand or mail to the Secretary at the foregoing address, but delivery thereof to the Secretary shall not be a condition to exercise of the option and the receipt of the facsimile transmission by the Secretary, confirmed as set forth herein, shall be sufficient therefor. Any notice of exercise delivered as required by this paragraph will be effective only in accordance with the provisions of and to the extent set forth in the notice of exercise. If a properly executed notice of exercise of the option is not delivered to the Secretary of Fortune, by the applicable expiration date or dates specified in paragraphs 2, 4, 5 and 8 hereof, such notice will be deemed null and void and of no effect. If notice of exercise of the option is given by a person or persons other than you, Fortune may require as a condition to exercise of the option the submission to Fortune of appropriate proof of the right of such person or persons to exercise the option. Certificates for any shares purchased upon exercise will be issued and delivered as soon as practicable.

11. Exercise of Limited Right. In the event a Limited Right referred to in paragraph 8 hereof becomes exercisable, it shall be exercised in whole or in part by giving written notice of such exercise, on a form approved by the Committee, to the Secretary of Fortune as specified for notices under paragraph 10 hereof, except that no such written notice shall be required in the event such Limited Right is automatically exercised as provided in paragraph 8(a). The exercise shall be effective as of the date specified in the notice of exercise, but not earlier than the date the notice of exercise is actually received and in the hands of the Secretary of Fortune. The notice of exercise must be actually received and in the hands of the Secretary of Fortune by no later than the close of business on the last day (or deemed last day) of the applicable Limited Right Exercise Period referred to in paragraph 8 above (or the date the related option expires, whichever is earlier).

12. Payment of Option Price. Payment of the option price for shares may be made (i) in cash, (ii) by the delivery of shares of Fortune Common Stock that have been held by you for a period of at least one year and that have a market value equal to the option price, or (iii) by a combination of cash and such shares that have been held by you for a period of at least one year and that have a market value which, together with such cash, equals the option price. The “market value” of shares or per share of Fortune Common Stock as of any date, for this purpose, shall mean such value determined by reference to the closing price of a share of Fortune Common Stock as finally reported in the New York Stock Exchange Composite Transactions for the New York Stock Exchange trading day next preceding such date. Payment of the option price may also be made from the proceeds of the sale of the shares covered by the option to the extent provided in the notice of exercise referred to in paragraph 10.

13. Taxes. Upon exercise of the option (or at such later time as taxable income from the exercise is deemed realized), Federal income tax withholding (and state and local income tax withholding, if applicable) may be required by Fortune in respect of taxes on income realized by you. To the extent that tax withholding is required, Fortune may withhold such required amounts from your future cash fees or may require that you deliver to Fortune the amount to be withheld. In addition, you may pay any Federal income tax related to the exercise (and any related state and local income tax) by electing either to have Fortune withhold a portion of the shares of Common Stock otherwise issuable upon exercise of the option, or to deliver other shares of Common Stock owned by you, in either case having a fair market value (on the date that the amount of tax you have elected to have withheld is to be determined) of the amount to be withheld, provided that (i) the election shall be irrevocable; and (ii) the election shall be subject, in whole or in part, to such rules as the Committee may adopt with respect thereto. You may also arrange to have such tax (or taxes) paid directly to Fortune on your behalf from the proceeds of the sale of Common Stock as and to the extent provided in the notice of exercise referred to in paragraph 10.

Sincerely yours,

FORTUNE BRANDS, INC.

By
Secretary

I hereby agree to the terms and conditions set forth above and acknowledge receipt of a copy of the Fortune Brands, Inc. 2002 Non-Employee Director Stock Option Plan and Forms of Notice of Exercise of Stock Option and Notice of Exercise of Limited Right.

(Signature of Eligible Director)

(Dated)